UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

1-4694	Delaware	36-1004130
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

35 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(312) 326-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On October 1, 2016, R.R. Donnelley & Sons Company (the “Company” or “RRD”) completed the previously announced separation (the “Separation”) of its financial communications and data services business (“Donnelley Financial Solutions, Inc.” or “Donnelley Financial”) into a separate publicly-traded company. In connection with the Separation, the Company completed the tax free distribution of 80.75% of the outstanding common stock of Donnelley Financial to the Company’s stockholders (the “Distribution”). Immediately following the Distribution, RRD retained a 19.25% ownership stake in Donnelley Financial, and Donnelley Financial became an independent public company trading on the New York Stock Exchange under the symbol “DFIN.”

Following the Distribution, the Company disclosed that it expected to dispose of its remaining ownership stake in Donnelley Financial within 12 months after the Distribution. On June 21, 2017, the Company completed the previously announced debt-for-equity exchange, pursuant to which the Company exchanged 6,143,208 shares of Donnelley Financial’s common stock, par value $0.01 per share, (the “Common Stock”) owned by the Company for certain of the Company’s debt obligations held by Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. Such debt obligations were cancelled and discharged upon delivery to the Company.

The Company retained 99,594 shares of Common Stock upon the consummation of the debt-for-equity exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Terry D. Peterson
Terry D. Peterson
Executive Vice President and Chief Financial Officer

Date: June 21, 2017

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